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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS









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                                      [LETTERHEAD]

                            INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the Registration Statements (Numbers 33-31845 and 33-59832) on Form S-8 of Maryland Federal Bancorp, Inc. of our report dated April 7, 1997, relating to the consolidated statements of financial condition of Maryland Federal Bancorp, Inc. and Subsidiary as of February 28, 1997 and February 29, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 28, 1997, which report appears in the February 28, 1997 annual report on Form 10-K of Maryland Federal Bancorp, Inc.


/s/ Stoy, Malone & Company, P.C.


Bethesda, Maryland
May 22, 1997